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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Qwest Communications International Inc.:

  We consent to the use of our report, dated February 19, 1997, except as to note 18, which is as of May 23, 1997 and note 1, paragraph (i) and note 20 which are as of February 2, 1998, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included herein, and of our report, dated February 19, 1997, except as to notes 2 and 3, which are as of February 2, 1998, pertaining to the related consolidated financial statement schedules included herein, and to the reference to our firm under the heading "EXPERTS" in the registration statement.

                                          KPMG Peat Marwick LLP

Denver, Colorado
February 12, 1998